SALES REPRESENTATIVE AGREEMENT


THIS SALES REPRESENTATIVE AGREEMENT (this "Agreement") is made this 14th day of October, 2002 by and between Senesco Technologies, Inc., a Delaware corporation, having its principal place of business at 303 George Street, Suite 420, New Brunswick, New Jersey 08901 ("Senesco"), and DP, Inc., a Maryland corporation, having its principal place of business at 5607 Whitney Mill Way, Rockville, Maryland 20852 ("DP").

                                   WITNESSETH
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WHEREAS,  Senesco is the owner of certain intellectual property,  including, but
not  limited  to,  trade  secrets,  proprietary  formulas,   technology,  patent
applications, and processes and procedures utilized in, among other areas, the development of agricultural products (the "Technology"); and

WHEREAS, Senesco desires to have its Technology licensed (the "License") in the People's Republic of China (hereinafter "PRC");

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Senesco and DP do hereby agree as follows:

     1.   APPOINTMENT  OF  DP  IN  THE  PRC - (a)  Senesco hereby  grants DP the
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          non-exclusive right to market and promote Senesco's  Technology solely within the PRC, Taiwan, Hong Kong and Macau, and DP hereby agrees to use reasonable efforts to market and promote Senesco's Technology solely within the PRC for the purpose of consummating the License. DP understands that this is a non-exclusive agreement, such that Senesco shall have the right to appoint other non-exclusive representatives.

          (b) DP will be charged with the task of promoting, marketing and handling negotiations with any and all potential licensors of Senesco's Technology. This includes, but is not limited to, private industry, central government, provincial government, and individuals. It is understood that all negotiations will be handled with the complete approval of Senesco, and that any agreements generated by DP will not be binding to Senesco.

          (c) Senesco reserves the right to directly negotiate a License inside and outside the PRC. Any License is subject to acceptance or rejection by Senesco in its sole discretion. DP understands that it is granted only the authority to solicit and handle negotiations of the License. DP is neither expressly nor impliedly authorized to enter into written or oral contracts or agreements of any nature on behalf of Senesco.

     2.   MARKETING  SUPPORT - Senesco agrees to provide to DP such  literature,
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          brochures,  information and training as is required in the judgment of
          Senesco.

     3.   PRICE  AND  TERM OF  PAYMENT -  (a)  It is completely  understood that
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          Senesco will  determine  any and all terms  relating to the License of its Technology. DP shall not receive any payment except as outlined below based upon the gross license fees received by Senesco in connection with the License.

         (b)  Payment Schedule:

              o 5% of the  gross license fees  paid to Senesco up to $50 Million
                ($50,000,000 U.S.).

              o 6% of the gross license fees paid to Senesco from $50 Million to
                $100 Million ($50,000,000-$100,000,000 U.S.).

              o 7% of the gross license fees  paid to Senesco  in excess of $100
                Million ($100,000,000 U.S.).

              o By  way  of  example, should  Senesco  receive a  total  of $150
                Million in aggregate license fees from all licenses signed as a result of DP's involvement, DP will receive 5% of the first $50 Million, or $2.5 Million, 6% of the next $50 Million, or $3 Million and 7% of the final $30 Million, or $3.5 Million, for a total of $9 Million.

          (c) Such gross license fee shall be determined at the time of executing the License by the Board of Directors of Senesco, in its sole discretion. Senesco shall make such payments to DP only upon the time when Senesco receives payment under the License, on a pro-rata portion based upon the amount actually received as compared to the gross license fee. All transactions will occur through letters of credit in U.S. funds drawn on U.S. banks that are issued by bona fide financial institutions.

          (d) Each party is completely and solely responsible for their respective expenses incurred in connection with this Agreement.

     4.   TERM OF AGREEMENT - The  term of this Agreement  shall be for a period
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          of one year from the date  above,  and shall  automatically  renew for successive one-year periods unless either party gives the other party written notice of its intention not to renew the Agreement within 60 days of such anniversary; provided, however, that this Agreement (other than Section 3 and Section 6 hereunder which shall survive the termination of this Agreement) shall automatically terminate upon the execution of a License.

     5.   TERMINATION - (a)  Senesco  may  terminate   this  Agreement   without
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          liability  at any  time  by  serving  DP  with  a  written  notice  of termination. DP may terminate this Agreement for breach by Senesco, of any of its terms and conditions, which breach is not cured by Senesco, within 30 days after receipt of written notice of such breach from DP.


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


          (b) In the event of termination, DP shall promptly return to Senesco or its designee all sales literature, brochures, technical information, price lists, samples, evaluation units and all other materials supplied by Senesco to DP without charge.

     6.   RELATIONSHIP  BETWEEN PARTIES - (a) The  relationship  between  DP and
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          Senesco established by this Agreement is solely that of an independent sales representative, and neither party is in any way the legal representative, joint venture partner or agent of the other, and nothing in this Agreement shall be construed to constitute DP as an employee, partner or agent of Senesco. Without limiting the foregoing, DP shall have no authority to act for or to bind Senesco in any way, to alter any of the terms or conditions of any standard forms or other agreements of Senesco, to make representations or warranties or to execute agreements on behalf of Senesco, or to represent that Senesco is in any way responsible for the acts or omissions of DP. DP shall indemnify and hold Senesco harmless for any liability or damage to Senesco resulting from a violation of this Agreement.

          (b) Except as expressly set forth in this Agreement, this Agreement shall not be construed as granting to DP any license or right in or to any patent, copyright, trademark or other proprietary right of Senesco.

          (c) DP shall maintain the confidentiality of, and not disclose to others, any confidential or proprietary information of Senesco which it may now have or may hereafter obtain, including, without limitation, specifications, technical reports, customer lists, research and development initiatives and commercialization plans relating to the Senesco's Technology, business or products. DP shall cause each of its employees and/or agents to execute such agreements as may be necessary to assure compliance with this provision.

          (d) It is also understood that Senesco may alter or modify its Technology or change its business in any way without the consent of DP.

          (e) DP shall conduct its business under its own name. DP shall not use any trademarks or tradenames of Senesco in any manner, except as authorized in writing by Senesco or in connection with the use of literature supplied by Senesco. DP shall discontinue such usage upon the termination of this Agreement.

          (f) DP shall not, during the term of this Agreement, market or engage in any business that competes with Senesco, without the prior written consent of Senesco.

     7.   ASSIGNMENT  -  Neither  party  shall  assign  any  of  its  rights  or
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          obligations  under this Agreement  without the written  consent of the non-moving party, which consent shall not be unreasonably withheld; provided, however, Senesco shall be entitled to assign this Agreement
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          to its successor-in-interest  without the consent of DP upon a merger, sale of all or substantially all of its assets, or the sale or exchange of a majority of the capital stock of Senesco.


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

     8.   GOVERNING LAW - This  Agreement  shall be  governed,  interpreted  and
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          enforced in accordance  with the laws of the State of New Jersey,  and each party hereto consents to the exclusive jurisdiction of the state and federal courts or arbitration proceedings located within the State of New Jersey.

     9.   ENFORCEABILITY  - If  any provision of this Agreement is determined by
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          a court of competent  jurisdiction to be unenforceable or invalid, the remainder of this Agreement shall continue to be in full force and effect. The failure of either DP or Senesco to enforce any provision herein shall in no event be considered a waiver thereof by either of them.

     10.  NOTICES - Any  notice or consent  required  by this Agreement shall be
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          in writing and either personally  delivered or mailed by registered or certified mail, return receipt requested, to such party at its address specified below or to such other address as such party may designate by notice given in accordance herewith. Such notices shall be deemed delivered on the date of receipt, or upon attempted delivery if acceptance of delivery is refused. The initial addresses at which the parties shall receive notice shall be:

          PAUL HUANG                                SASCHA FEDYSZYN
          DP, Inc.                                  Senesco Technologies, Inc.
          5607 Whitney Mill Way                     303 George Street, Suite 420
          Rockville, Md. 20852                      New Brunswick, NJ 08901

     11.  AMENDMENTS -  No   alteration,  modification  or  amendment  of   this
          ----------
          Agreement will be effective unless it is in writing and signed by both parties hereto.

     12.  BINDING AND  SUCCESSORS  - This  Agreement  shall be binding  upon the
          -----------------------
          successors and assigns of the parties hereto.

     13.  FURTHER ASSURANCES - Each party to this Agreement  represents,  agrees
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          and  warrants  that it will  perform  all other acts and  execute  and deliver all other documents that may be necessary or appropriate to carry out the intent and purpose of this Agreement.

     14.  ENTIRE AGREEMENT - This  Agreement  constitutes  the entire  agreement
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          between the parties with  reference to the subject  matter  hereof and supersedes all prior negotiations, understandings, representations, and agreements, if any. Each of the parties acknowledges that it is entering into this Agreement as a result of its own independent investigation and not as a result of any representations of any other party not contained herein.


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

     15.  ARBITRATION - Any  controversy  or claim arising out of or relating to
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          this Agreement, or any breach thereof, including,  without limitation, any claim that this Agreement, or any part thereof, is invalid, illegal, or otherwise voidable or void, may be submitted to final and binding arbitration before, and in accordance with, the rules of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof upon mutual agreement of the parties hereto; provided, however, that this clause shall not
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          be  construed to limit any rights which either party may have to bring an action in a court of law or equity. Such arbitration shall be conducted by the American Arbitration Association at its offices in New Jersey with one arbitrator; provided, that, any claim for an
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          amount  greater than  $250,000  shall be heard by a panel of three (3)
          arbitrators. All fees and expenses for this Arbitration shall be borne equally between the parties hereto; provided, however, that the
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          prevailing party shall be entitled to be reimbursed for all reasonable fees and expenses.

                                     *******


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


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their names by their duly authorized representatives as of the date of this Agreement.


AGREED AND ACCEPTED,


SENESCO TECHNOLOGIES, INC.


/s/ Sascha Fedyszyn
-------------------------------------
Name:  Sascha Fedyszyn
Title: Vice President of Corporate Development



DP, INC.


/s/ David Huang
--------------------------------------
David Huang
President





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